Exhibit 5.1

March 28, 2014

Pernix Group, Inc.

151 East 22nd Street

Lombard, Illinois  60148

Dear Ladies and Gentlemen:

We have acted as special counsel to Pernix Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”), File No. 333-              , under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of a maximum of (A) 5,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for sale by the Company (the “Company Offered Shares”) and (B) 6,236,185 shares of Common Stock for resale by certain selling stockholders (the “Selling Stockholders Offered Shares”).

You have requested that we render the opinion set forth in this letter and we are furnishing this opinion pursuant to the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission under the Securities Act.

In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Company’s Certificate of Incorporation, as amended and restated to date, (iii) the Company’s Bylaws, as amended and restated to date, (iv) the minutes of meetings, resolutions and written consents of the stockholders and board of directors of the Company as provided to us by the Company and certified to us by the duly elected secretary of the Company, (v) the stock record books of the Company, as provided to us by the Company, (vi) a specimen of a Common Stock certificate and (vii) such other agreements, certificates and documents of public officials, officers and other representatives of the Company as we have deemed necessary as a basis for our opinion set forth below.

In our examination, we have assumed (a) the legal capacity of all natural persons executing the Registration Statement and such other agreements, certificates and documents, (b) the genuineness of all signatures thereon, (c) the authority of all persons signing the Registration Statement and such other agreements, certificates and documents on behalf of the parties thereto, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (f) the authenticity of the originals of such latter documents.  As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representation of officers and other representatives of the Company and others.

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion (x) that when the Company Offered Shares have been issued, delivered and paid for in the manner contemplated by the Registration Statement, as may be amended (including all necessary post-effective amendments), and the applicable  prospectus and prospectus supplement(s), the Company Offered Shares will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof, and (y) that the Selling Stockholders Offered Shares are validly issued, fully paid and non-assessable.

As counsel to the Company, we have furnished this opinion letter in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion with the Commission as an exhibit of the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

THOMPSON COBURN LLP

/S/ THOMPSON COBURN LLP
BY:Barry L. Fischer